EXHIBIT 8.1

We have the following subsidiaries as at March 31, 2016:

Sr No.	Name of the Subsidiary Company	Country of incorporation	% of Equity Shareholding
1.	Concorde Motors (India) Ltd.	India	100.00
2.	Sheba Properties Ltd.	India	100.00
3.	TAL Manufacturing Solutions Ltd.	India	100.00
4.	Tata Motors European Technical Centre Plc.	UK	100.00
5.	Tata Motors Insurance Broking and Advisory Services Ltd.	India	100.00
6.	Tata Motors Finance Ltd.	India	100.00
7.	TML Holdings Pte. Ltd.	Singapore	100.00
8.	Tata Daewoo Commercial Vehicle Co. Ltd.	South Korea	100.00
9.	Tata Daewoo Commercial Vehicle Sales and Distribution Co. Ltd.	South Korea	100.00
10.	Tata Motors (Thailand) Ltd.	Thailand	95.28
11.	Tata Motors (SA) (Proprietary) Ltd.	South Africa	60.00
12.	TML Distribution Company Ltd.	India	100.00
13.	Tata Hispano Motors Carrocera S.A.	Spain	100.00
14.	Tata Hispano Motors Carrocerries Maghreb SA	Morocco	100.00
15.	TML Drivelines Ltd.	India	100.00
16.	PT Tata Motors Indonesia	Indonesia	100.00
17.	PT Tata Motors Distribusi Indonesia	Indonesia	100.00
18.	Trilix S.r.l.	Italy	80.00
19.	Tata Precision Industries Pte. Ltd.	Singapore	78.39
20.	Tata Marcopolo Motors Ltd.	India	51.00
21.	Tata Technologies Ltd.	India	72.32
22.	Tata Technologies (Thailand) Ltd.	Thailand	72.32
23.	Tata Technologies Pte. Ltd.	Singapore	72.32
24.	INCAT International Plc.	UK	72.32
25.	Tata Technologies Europe Ltd	UK	72.32
26.	INCAT GmbH	Germany	72.32
27.	Tata Technologies Inc.	USA	72.37
28.	Tata Technologies de Mexico, S.A. de C.V.	Mexico	72.37
29.	Tata Technologies (Canada) Inc.	Canada	72.37
30.	Tata Technologies SRL	Romania	72.32
31.	Cambric Limited	Bahamas	72.32
32.	Cambric GmbH	Germany	72.32
33.	Cambric UK Limited	UK	72.32
34.	Midwest Managed Services Inc	USA	72.32
35.	Cambric Manufacturing Technologies (Shanghai) Co. Limited	China	72.32
36.	Jaguar Land Rover Automotive plc	UK	100.00
37.	Jaguar Land Rover Ltd.	UK	100.00
38.	Jaguar Land Rover Austria GmbH	Austria	100.00
39.	Jaguar Land Rover Belux NV	Belgium	100.00
40.	Jaguar Land Rover Japan Ltd.	Japan	100.00
41.	Jaguar Cars South Africa (Pty) Ltd.	South Africa	100.00
42.	Jaguar Land Rover Italia Spa	Italy	100.00
43.	JLR Nominee Company Limited	UK	100.00
44.	The Daimler Motor Company Ltd.	UK	100.00
45.	The Jaguar Collection Ltd.	UK	100.00
46.	Daimler Transport Vehicles Ltd.	UK	100.00
47.	S.S. Cars Ltd.	UK	100.00
48.	The Lanchester Motor Company Ltd.	UK	100.00
49.	Jaguar Land Rover Espana SL	Spain	100.00

Sr No.	Name of the Subsidiary Company	Country of incorporation	% of Equity Shareholding
50.	Jaguar Land Rover Deutschland GmbH	Germany	100.00
51.	Land Rover Ireland Ltd.	UK	100.00
52.	Jaguar Land Rover North America LLC	USA	100.00
53.	Jaguar Land Rover Nederland BV	Netherlands	100.00
54.	Jaguar Land Rover Portugal - Veiculos e Pecas, LDA	Portugal	100.00
55.	Jaguar Land Rover Australia Pty Ltd	Australia	100.00
56.	Jaguar Land Rover Korea Co. Ltd	South Korea	100.00
57.	Jaguar Land Rover Automotive Trading (Shanghai) Co. Ltd.	China	100.00
58.	Jaguar Land Rover Canada ULC	Canada	100.00
59.	Jaguar Land Rover France, SAS	France	100.00
60.	Jaguar Land Rover (South Africa) (Pty) Ltd	South Africa	100.00
61.	Jaguar e Land Rover Brasil Importacao e Comercia de Veiculos Ltda	Brazil	100.00
62.	Limited Liability Company “Jaguar Land Rover” (Russia)	Russia	100.00
63.	Silkplan Ltd.	UK	100.00
64.	Jaguar Land Rover (South Africa) Holdings Ltd.	UK	100.00
65.	Jaguar Land Rover Holdings Limited	UK	100.00
66.	Jaguar Land Rover India Ltd	India	100.00
67.	Jaguar Cars Limited	UK	100.00
68.	Land Rover Exports Limited	UK	100.00
69.	Shanghai Jaguar Land Rover Automotive Services Company Limited	China	100.00
70.	Jaguar Land Rover Pension Trustees Limited	UK	100.00
71.	JDHT Limited	UK	100.00
72.	Tata Motors Finance Solutions Limited	India	100.00
73.	Jaguar Land Rover Slovakia s.r.o.	Slovakia	100.00
74.	Jaguar Land Rover Singapore Pte Ltd	Singapore	100.00
75.	Jaguar Racing Ltd	UK	100.00
76.	InMotion Ventures Limited	UK	100.00
77.	TMNL Motor Services Nigeria Ltd	Nigeria	100.00